PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.26

Aircraft Purchase Agreement

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL)

THIS AGREEMENT is made on April 13, 2018 (date)

BETWEEN

1.	Longview Aviation Asset Management, at

110-1962 Canso Road, North Saanich, British Columbia, Canada, V8L 5V5, a corporation existing under the laws of Canada (“LAAM”);

2.	Viking Air Limited, at

1959 de Havilland Way, North Saanich, British Columbia, Canada, V8L 5V5, a corporation existing under the laws of Canada (“Viking”);

3.	BRIDGER AIR TANKER, LLC, at

90 Aviation Lane, Belgrade, MT 59714, a limited liability company existing under the laws of the State of Montana in the United States of America (“Purchaser”)

(each a “Party” and collectively “Parties”)

WHEREAS LAAM is in the business of acquiring, converting and selling Aircraft (as defined below) and related services;

AND WHEREAS Purchaser wishes to purchase Aircraft and certain other items described in this Agreement from LAAM, on the terms and conditions specified herein;

NOW THEREFORE in consideration of the respective covenants, agreements, representations and warranties of the parties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Party, the Parties agree as follows:

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TERMS AND CONDITIONS

ARTICLE 1 – INTERPRETATION		3
ARTICLE 2 – PURCHASE & SALE OF AIRCRAFT, SPARES AND SERVICES		7
2.1	Purchased Aircraft, Spares and Services	7
2.2	Licence to Use Manuals and Technical Publications	7
ARTICLE 3 – PURCHASE PRICE & PAYMENT TERMS		7
3.1	Purchase Price	7
3.2	Payment of Purchase Price	7
3.3	Taxes	8
ARTICLE 4 – INSPECTIONS, ACCEPTANCE AND DELIVERY OF AIRCRAFT		9
4.1	Conversion of Purchased Aircraft	9
4.2	Readiness Date	9
4.3	Inspection of Purchased Aircraft	9
4.4	Work Change Requests	10
4.5	LAAM’s Right to Make Changes	11
4.6	Excusable Delays	11
4.7	Delay due to Loss of or Structural Damage to Purchased Aircraft	12
4.8	Closing, Transfer of Title and Risk	12
4.9	Delivery of Manuals and Technical Publications	13
4.10	Restrictions	13
ARTICLE 5 – WARRANTIES		13
5.1	Limited Warranties for Purchased Aircraft	13
5.2	Limited Warranties for Spares and Equipment	13
ARTICLE 6 – REPRESENTATIONS AND WARRANTIES		14
6.1	By Purchaser	14
6.2	By LAAM	14
6.3	By Viking	15

ARTICLE 7 – TERMINATION		15
7.1	Termination by LAAM	15
7.2	Termination by Purchaser	16
7.3	Effect of Termination	17
ARTICLE 8 – INDEMNIFICATION		17
8.1	Indemnification of LAAM by Purchaser	17
8.2	Patent Infringement Indemnity by LAAM	18
8.3	General Duty to Mitigate	19
8.4	No Indirect Damages	19
ARTICLE 9 – MISCELLANEOUS		19
9.1	Confidentiality	19
9.2	Promotional and Marketing Rights	19
9.3	Notices	20
9.4	Assignment	20
9.5	Counterparts	20

Schedules

Schedule A	Acknowledgment of Receipt of Viking CL-415 EAF Technical Specifications and Standard Equipment List(s)
Schedule B	Converted Aircraft Warranty Policy
Schedule C	Spares and Equipment Warranty Policy
Schedule D	List of Manuals and Technical Publications
Schedule E	Agreement Value, Installment Payments and Wire Instructions
Schedule F	Purchased Aircraft & Target Readiness Date(s)
Schedule G	Purchaser Selected Optional Features
Schedule H	End Use and End User Certification
Schedule I	Form of Certificate of Acceptance
Schedule J	Form of Bill of Sale
Schedule K	Spares and Equipment Agreement (If applicable)
Schedule L	Ferry Services Agreement (If applicable)
Schedule M	Training Services Agreement (If applicable)
Schedule N	Guarantee of Purchaser’s Obligations by a Guarantor (If applicable)
Schedule O	Extended Airframe Warranty Terms (If applicable)
Schedule P	[***]

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ARTICLE 1 – INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified below and grammatical variations of such terms shall have corresponding meanings (and any terms defined within the various Schedules hereto shall have the meanings provided therein):

“Acceptance Date” means, with respect to each Purchased Aircraft, the date of execution of the Certificate of Acceptance by or on behalf of Purchaser or such other date that is deemed to be the Acceptance Date in accordance with Section 4.3(d);

“Acceptance Period” has the meaning specified in Section 4.3(a), and such period may be extended pursuant to Section 4.3(e);

“Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject person, and for the purposes of the foregoing, “control” means, with respect to any person, such person’s power or authority to direct, or cause the direction of, directly or indirectly, the management, policies or actions of any other person, whether through the ownership of voting securities or by contract or otherwise;

“Agreement” means this Aircraft Purchase Agreement, including the Table of Contents to this Agreement (above) as well as all Schedules hereto, as may’be amended, modified, supplemented or restated by the Parties from time to time;

“Aircraft” means a converted CL-415 Enhanced Aerial Firefighter (“EAF”) aircraft;

“Airframe” means the airframe of each Purchased Aircraft, which, with the exception of (i) Hamilton Standard propellers, (ii) avionics, (iii) P&WC engines (as defined in Schedule B) and (iv) any Third Party STC Parts (where applicable), includes all Third Party Parts that have been attached or affixed to each Purchased Aircraft as of the relevant Closing Date, in accordance with Schedule G and subject to any Work Change Order as well as LAAM’s rights under Section 4.5;

“Applicable Law” means all public laws, statutes, ordinances, codes, acts, by-laws, rules, regulations, decrees and orders of any Governmental Authority, which now or hereafter may be applicable to and enforceable against the relevant person or work or activity in question or any part thereof, and for the avoidance of doubt, Applicable Law shall include, without limitation, any Canadian, United States and/or any other country’s or territory’s law, regulation, or other official action (if and to the extent applicable), either currently existing or decreed, ordained or enacted in the future, under which (i) an export (or similar) license is required, (ii) an individual or entity is designated as a party with whom continued trade is prohibited or (iii) any economic sanction or trading prohibition that is disclosed, and shall include without limitation any United States Treasury Department’s Office of Foreign Assets Control (OFAC) designation of a party or person as a “Specially Designated National” and/or any other sanctions list disclosed by OFAC or by Foreign Affairs, Trade and Development Canada (DFATD);

“Base Price” means the price of each basic-build Aircraft (e.g. inclusive of paint, but exclusive of any Purchaser Selected Optional Features);

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks in Victoria, British Columbia, Calgary, Alberta Bozeman, Montana, USA are required to be closed;

“Certificate of Acceptance” means, with respect to each Purchased Aircraft, the document that, when signed by or on behalf of Purchaser, will represent Purchaser’s acceptance of said Aircraft per this Agreement and substantially in the form of Schedule I;

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“Certificate of Airworthiness” or “CofA” means, with respect each Purchased Aircraft, a normal category (valid and unrestricted) certificate of airworthiness issued by Transport Canada in accordance with Canadian Aviation Regulations (per Part V, Subpart 507);

“Closing” means, with respect to each Purchased Aircraft and as of the relevant Acceptance Date, the confirmation of receipt by LAAM of all payments required to be made by Purchaser hereunder with respect to the Purchase Price for said Aircraft and the transfer to Purchaser of title in and to the Purchased Aircraft, via the delivery by LAAM to Purchaser of a bill of sale for said Aircraft, substantially in the form of Schedule J and in accordance with Section 4.8(a);

“Closing Date” means the date on which title in each Purchased Aircraft shall transfer (or has transferred) from LAAM to Purchaser, which, subject to the conditions of Closing, shall occur within three (3) Business Days of the end of the Acceptance Period or such other date as LAAM and Purchaser agree to in writing;

“Deficiency” means, with respect each Purchased Aircraft, a condition that does not conform to said Aircraft’s Specifications, and “Deficiency Notice” means the written notice that may be delivered to LAAM by or on behalf of Purchaser that lists and describes, in specific detail, each Deficiency;

“Deposit” has the meaning specified in Section 3 of Schedule E;

“Designated Regulator” means the regulatory authority identified within Schedule G;

“End Use and End User Certification” means the attestation contained within Schedule H;

“Excluded Taxes” means any tax of general application imposed on or measured by, or with respect to, net income, net worth, profits, assets, turnover or capital gains, [***]

“Excusable Delay” has the meaning specified in Section 4.6(a);

“Export Airworthiness Certificate” means, with respect to each Purchased Aircraft, a valid Export Airworthiness Certificate issued by Transport Canada to the Designated Regulator, in the name of Purchaser, for export to the country of operation, and in accordance with Canadian Aviation Regulations (per Part V, Subpart 509; applicable only if listed within Schedule G);

“Ferry Services” means, with respect to each Purchased Aircraft, the ferry services that that LAAM has agreed to provide subject to the terms and conditions contained within Schedule L (if applicable);

“Final Installment” means the final payment on the outstanding balance of the Purchase Price of each Purchased Aircraft;

“Force Majeure Event” means any bona fide delay or state of affairs beyond the control of LAAM (other than as a result of financial incapacity of LAAM) which causes or contributes to LAAM being unable to fulfill, or being delayed or restricted in the fulfillment of, its obligations under this Agreement, including without limitation as a result of (a) acts of God, violence (for example: war, terrorism and riot), actions of the elements, weather conditions, catastrophe or accident (for example: fire, earthquake and explosion); (b) any legislation, act, order, directive, or regulation of any government or governmental body (for example: quarantine restriction and embargo), labour disputes or other combined action of workers (including, without limitation, strikes); or (c) any delay or failure of carriers, sub-contractors or suppliers caused by an event listed in subparagraphs (a) or (b) above (for the avoidance of doubt, Viking and its sub-contractors or suppliers are considered LAAM’s sub-contractors or suppliers under the meaning of a Force Majeure Event);

“Governmental Authority” means any governmental or regulatory authority, department, ministry, agency, court, tribunal, bureau, commission, governmental arbitrator or arbitration board or other similar body, whether federal, provincial, state or municipal, or any other political subdivision or level of government, anywhere in the world;

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“Installment Payment” has the meaning contained within Section 2 of Schedule E;

“Manuals and Technical Publications” means, collectively, the manuals, technical publications and other documents published by Viking that provide technical or general advice to operators of the Aircraft as well as the manuals and other documents that are provided to LAAM or Viking by the suppliers of engines, propellers, avionics and other material components of the Aircraft, in each case as listed in Schedule D;

“Person” or “person” includes an individual, a partnership, a limited partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency or political subdivision thereof);

“Purchase Price” means the total purchase price of each Purchased Aircraft, as outlined within Table 1 of Schedule E, being the Base Price of the applicable Purchased Aircraft plus any Purchaser Selected Optional Features chosen for said Aircraft;

“Purchased Aircraft” means the Aircraft purchased pursuant to this Agreement, which have been collectively listed within Schedule F and shall be manufactured in accordance with the relevant Specifications (as supplemented to include the Purchaser Selected Optional Features that are selected for each such Aircraft);

“Purchaser Selected Optional Features” means, with respect to each Purchased Aircraft and subject to any Work Change Order and LAAM’s rights under Section 4.5, the optional features and equipment, i.e., the systems, accessories, equipment and/or parts, listed within Schedule G, which have been selected by Purchaser to be installed in, installed on or affixed to said Aircraft;

“Readiness Date” means, with respect to each Purchased Aircraft, the date identified by LAAM as the date on which each Purchased Aircraft will be made ready for the inspection and acceptance activities outlined within Section 4.3;

“Received Payments” means, in respect of each Purchased Aircraft, any and all payments received by LAAM from Purchaser under this Agreement (including any Deposit paid on said Aircraft, and where applicable, the payment required to be made on the date hereof as well as all Installment Payments);

“Selected Conversion Entity” means the entity selected by LAAM to perform the conversion works that are required to convert existing CL-215 or CL-215T aircraft into the Purchased Aircraft, which entity may be Viking Air, Ltd., as determined by Purchaser in its sole and absolute discretion;

“Spares and Equipment” or “Spares” means the spare parts and ground support equipment that are listed within Schedule K (where applicable), which LAAM shall supply to Purchaser subject to the terms and conditions contained therein;

“Specifications” means the standard specifications for each Purchased Aircraft, classified by Viking CL-415 EAF model/variant, and for the purposes of this Agreement, Purchaser’s receipt of the same shall be evidenced via the acknowledgment contained within Schedule A;

“Target Readiness Date” means, with respect to each Purchased Aircraft, the estimated target date on which said Aircraft will be ready for inspection and acceptance activities by Purchaser, as specified in Schedule F (as may be revised, postponed or extended in accordance with the terms of this Agreement);

“Taxes” means taxes, fees or duties, including sales, use, value added (including the Canadian Harmonized Sales Tax & Goods and Services Tax), personal property, gross receipts, franchise, excise taxes, assessments or duties, but not including Excluded Taxes;

“Third Party Parts” means any and all Purchaser Selected Optional Features that had been manufactured by any person other than Viking or any Affiliate of Viking, and “Third Party STC Part” means a Third Party Part produced by a manufacturer who is the holder of the Supplemental Type Certificate (STC) for said Third Party Part;

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“Training Services” means the training and/or entry into service programs that LAAM has agreed to provide, subject to the terms and conditions contained within Schedule M (where applicable);

“Viking” means Viking Air Limited at 1959 De Havilland Way, North Saanich, BC V8L 5V5, a corporation existing under the laws of British Columbia;

“Airframe Warranty” means the limited warranty offered by Viking and the Selected Conversion Entity in respect of the Airframe of each Purchased Aircraft;

“Limited Warranties” has the meaning specified in Section 2(a) of Schedule B;

“Work Change Order” has the meaning specified in Section 4.4(c); and

1.2	Sections and Headings

The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Reference in this Agreement to an “Article”, “Section” or “Schedule” refers to the specified Article or Section of, or Schedule to, this Agreement.

1.3	Number and Gender

In this Agreement, words importing only the singular number shall include the plural and vice versa, and words importing gender shall include all genders.

1.4	Meaning of “Includes”

Whenever the word “include,” “includes” or “including” is used in this Agreement, it is deemed to be followed by the words “without limitation.”

1.5	Currency

Unless otherwise indicated, all references to dollar amounts in this Agreement are to the lawful currency of the United States of America.

1.6	Governing Law, Submission to Jurisdiction and Service of Process

(a)

This Agreement, in all respects, including all matters of construction, validity and performance hereof, shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(b)

Each Party to this Agreement hereby: (i) consents and agrees that the courts of the Province of British Columbia shall have exclusive jurisdiction to hear and determine any claims or disputes between the Parties hereto pertaining to this Agreement, ii) expressly submits and consents in advance to the jurisdiction of such courts in any action or suit commenced in any such court, (iii) waives any objection that such Party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and (iv) consents to the granting of such legal or equitable relief as is deemed appropriate by such courts.

(c)

If, for the purpose of obtaining or enforcing a judgment against Purchaser, it becomes necessary to convert into any other currency an amount due hereunder, the conversion shall be made at the rate of exchange prevailing as of the Business Day immediately preceding the date of actual payment of said judgment amount by Purchaser.

1.7	Business Days

If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day that is not a Business Day, then such payment or action shall be made or taken on or before the first succeeding day thereafter that is a Business Day.

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1.8	Time of Essence

Time shall be of the essence of this Agreement.

1.9	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and/or concurrent agreements, understandings, negotiations and discussions, whether written or oral.

1.10	Amendment and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party, and for such an amendment to be valid, this Agreement shall be incorporated by reference. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.11	Severability

Each provision of this Agreement is hereby declared to be separate, severable and distinct; accordingly, if any provision is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof.

1.12	Successors and Assigns

This Agreement shall inure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors, heirs, executors, personal representatives and/or permitted assigns.

ARTICLE 2 – PURCHASE & SALE OF AIRCRAFT, SPARES AND SERVICES

2.1	Purchased Aircraft, Spares and Services

Subject to the terms and conditions of this Agreement, LAAM agrees to sell to Purchaser, and Purchaser agrees to purchase from LAAM, the following:

(a)	The Purchased Aircraft;

(b)	Spares and Equipment (if applicable);

(c)	Ferry Services (if applicable);

(d)	Training Services (if applicable); and

(e)	[***]

2.2	Licence to Use Manuals and Technical Publications

Subject to the terms and conditions of this Agreement and in accordance with Schedule D, at the time of Closing, LAAM shall make available to Purchaser the Manuals and Technical Publications. LAAM shall grant, to Purchaser, effective as of the Closing Date, a non-exclusive licence to use the Manuals and Technical Publications in connection with the operation and maintenance of the Purchased Aircraft. The foregoing licence will be valid world-wide, royalty-free and shall be non-transferrable, except that Purchaser may transfer such licence to any person: (a) who acquires Purchaser’s right, title and interest in and to the Purchased Aircraft or (b) to whom this Agreement is otherwise assigned in accordance with the terms hereof. The data and information contained in the Manuals and Technical Publications shall be and remain the proprietary information of LAAM and/or Viking (as applicable).

ARTICLE 3 – PURCHASE PRICE & PAYMENT TERMS

3.1	Purchase Price

The total value of this Agreement as well as a breakdown of the Purchase Price of each Purchased Aircraft is contained within Table 1 of Schedule E; each Installment Payment referred to therein shall be made by Purchaser in accordance with Table 2 of Schedule E, subject to any additional terms, conditions and limitations contained within this Article 3.

3.2	Payment of Purchase Price

(a)

Except as otherwise provided herein, any interest that accrues with respect to any Deposit or Installment Payment will be for LAAM’s benefit and will not be applied toward the satisfaction of any portion of the Purchase Price.

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(b)	Each Installment Payment that is required to be made to LAAM by Purchaser shall be made by wire transfer to LAAM’s designated account, in accordance with Section 4 of Schedule E.

3.3	Taxes

(a)

Purchaser acknowledges and agrees that the Purchase Price does not include Taxes that are or may be imposed upon LAAM, Purchaser, the Purchased Aircraft (and/or, where applicable, the Spares and Equipment, Ferry Services and/or Training Services), whether or not LAAM is required to collect such Taxes from Purchaser in accordance with Applicable Law, by any taxing authority or jurisdiction as a result of the execution of this Agreement and the consummation of the transactions herein planned and agreed to concerning: the sale, delivery, storage, use or other disposition of the Purchased Aircraft (and, where applicable, the Spares and Equipment), the provision of any related services (including, where applicable Ferry Services and/or Training Services), and the provision of any other matter, good or service provided under or in connection with this Agreement.

(b)

Purchaser agrees to pay any and all such Taxes (or, at its sole expense, to defend against the imposition thereof) which it is or may be required to pay in accordance with Applicable Law. For the avoidance of doubt, Purchaser shall not be responsible for paying Excluded Taxes that are or become owed by LAAM.

(c)

LAAM shall notify Purchaser of any Tax that any Governmental Authority seeks to collect from LAAM, and Purchaser shall pay such Taxes as and when they become due or assume the defence thereof at its sole expense. If Purchaser fails to perform its obligations under this Section 3.3, then LAAM may, at its sole discretion, but under no circumstances shall LAAM be obligated to, incur expenses to defend the assertion of Tax and/or pay the asserted Tax, and Purchaser shall thereafter reimburse LAAM therefor and for all expenses of LAAM related thereto.

(d)	LAAM represents to Purchaser that, according to current Canadian tax laws, there is no Canadian sales tax that Purchaser would become obligated to pay pursuant to this Section 3.3, provided that:

(i)

Purchaser is a non-resident of Canada, is not registered for sales tax in Canada, does not have a permanent place of business (or a permanent establishment) in Canada and is not otherwise obligated by any reason relating to Purchaser’s affairs or business to pay taxes in Canada,

(ii)	the Purchased Aircraft (and/or, where applicable, the Spares and Equipment), are exported from Canada as soon as reasonably practicable following the relevant Closing Date,

(iii)

the Purchased Aircraft (and/or, where applicable, the Spares and Equipment), are not acquired by Purchaser for consumption, use or supply in Canada (including use in transporting any passenger or equipment from Canada) before exportation,

(iv)	Purchaser does not divert the Purchased Aircraft (and/or, where applicable, the Spares and Equipment), for use, consumption or supply in Canada, as the case may be, before exportation,

(v)

the Purchased Aircraft (and/or, where applicable, the Spares and Equipment), are not further processed, transformed or altered in Canada after the relevant Closing Date and prior to exportation from Canada (other than as is reasonably necessary or incidental to promptly transport from Canada), and

(vi)

Purchaser provides LAAM with evidence satisfactory to Canadian taxation authorities of the exportation of the applicable Purchased Aircraft (and, should Purchaser order Spares and Equipment from LAAM and in the absence a written arrangement under which LAAM is made responsible for the shipment of said Spares, of the exportation of such Spares) from Canada, including, with respect to Purchased Aircraft, copies of registration and licensing documents that had been obtained from the Designated Regulator or the regulatory authority in the jurisdiction to which the Aircraft was exported, and for the avoidance of doubt, no such proof shall be required where LAAM performs Ferry Services (including cases where the Parties arrange to deliver Spares on the Purchased Aircraft), whereby such transactions shall be considered to be zero-rated exports for the purposes of Canadian Goods and Services Tax (GST). Further, LAAM represents to Purchaser that any Provincial Sales Tax that might otherwise apply to a sale of goods in the Province of British Columbia is excluded under an exemption for aircraft powered by a turbine engine, which includes parts for said aircraft.

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ARTICLE 4 – INSPECTIONS, ACCEPTANCE AND DELIVERY OF AIRCRAFT

4.1	Conversion of Purchased Aircraft

(a)

Subject to Section 4.5, LAAM shall cause the Selected Conversion Entity to convert existing CL-215 or CL-215T aircraft carrying serial numbers [●], [●],[●], [●] and [●] into Purchased Aircraft in accordance with the relevant Specifications, as supplemented by the Purchaser Selected Optional Features for said Aircraft and as modified by any Work Change Order which has been executed and delivered by Purchaser and LAAM in accordance with Section 4.4. With respect to each Assigned Aircraft, LAAM shall have the right to re-assign another CL-215 or CL-215T aircraft carrying a different serial number on the discovery of defect on the Purchased Aircraft which, in the opinion of LAAM, will adversely impact the project timeline and/or Target Readiness Date of the relevant Purchased Aircraft.

(b)

During the conversion process, the parties will schedule and conduct monthly telephone conferences to review the progress of the conversion of each Purchased Aircraft. Purchaser shall have the right, but not the obligation, to assign a technical specialist to be on location at the Selected Conversion Entity to observe the conversion of the Purchased Aircraft. In the absence of a specially assigned technical representative, Purchaser shall have the right to visit the Selected Conversion Entity upon 48-hours’ prior written notice for the purpose of reviewing the status of the conversion of each Aircraft. LAAM’s contract with the Selected Conversion Entity shall provide for these rights of Purchaser.

4.2	Readiness Date

(a)	The Target Readiness Date for each Purchased Aircraft is specified in Schedule F.

(b)	LAAM shall provide to Purchaser at least twenty (20) Business Days advance notice of the Readiness Date for each Purchased Aircraft; pursuant to the following, the Readiness Date:

(i)	shall not be a date that is earlier than [***] prior to the applicable Target Readiness Date; and

(ii)	subject to any extension of time contemplated by Section 4.4 and/or Section 4.5, shall not be any later than [***] after the applicable Target Readiness Date.

(c)

LAAM shall provide to Purchaser the Certificate of Airworthiness and (where applicable) the Export Airworthiness Certificate for the applicable Purchased Aircraft on or before the relevant Acceptance Date. Other than the Certificate of Airworthiness and the Export Airworthiness Certificate, LAAM shall not be obligated to obtain any other certificates or approvals as part of its obligations under this Agreement. Accordingly, the requirement to obtain any import licence or other authority to import the Purchased Aircraft into any country other than Canada or operate the Purchased Aircraft in any country outside of Canada shall be the sole responsibility of Purchaser.

4.3	Inspection of Purchased Aircraft

(a)

Commencing on the Readiness Date of each Purchased Aircraft, LAAM shall cause access to be granted to Viking’s facility in Calgary, Alberta (and/or, at Viking’s sole discretion, at the facility of Viking’s designated aircraft service provider), for up to three (3) consecutive Business Days (the “Acceptance Period”) and to a maximum of two (2) authorized representatives of Purchaser, in order to:

(i)

permit such representatives to inspect said Aircraft for the purpose of confirming that the Aircraft had been manufactured in accordance with the relevant Specifications, as supplemented by the Purchaser Selected Optional Features, and

(ii)

to the extent permitted by Applicable Law and at Purchaser’s request, to participate in an acceptance flight, and accordingly, one (1) or more of such representatives shall be authorized and duly empowered by Purchaser to sign the Certificate of Acceptance on behalf of Purchaser. Purchaser shall notify LAAM in writing of the name of each such authorized representative prior to their arrival at Viking’s (or Viking’s designated aircraft service providers’) facility. Owing to limits in passenger liability insurance coverage, parties that are non-essential to Purchaser’s acceptance of the Purchased Aircraft shall be excluded from participating in the acceptance flight (at Viking’s sole, reasonable discretion). Purchaser shall, during the course of the Acceptance Period, including the inspection process, be provided with opportunities to photograph the Aircraft; however, photography of any other Aircraft located at Viking’s (and/or Viking’s designated aircraft service providers’ facility), shall be subject to Viking’s sole discretion.

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(b)

The acceptance flight referred to in Section 4.3(a) will be demonstrated by or on behalf of LAAM in accordance with LAAM’s quality assurance procedures. All fuel costs, pilot expenses and insurance costs associated with the acceptance flight shall be LAAM’s responsibility.

(c)

If and where necessary, any and all costs pertaining to the use of a translator during the acceptance flight or in support of any other Acceptance Period-related activity shall be borne solely by Purchaser.

(d)

Subject to Section 4.3(e), prior to or at the end of the relevant Acceptance Period, Purchaser shall execute and deliver to LAAM, or cause to be executed and delivered for and on behalf of Purchaser, the Certificate of Acceptance for the applicable Purchased Aircraft. Should Purchaser fail to execute the same by the end of this Acceptance Period, the corresponding Acceptance Date will be deemed to have occurred on the last day of said Acceptance Period. Interest accrued will be invoiced to Purchaser on a monthly basis, up to an [***] on the unpaid balance of the Purchase Price of the applicable Aircraft and will be calculated daily from the relevant Acceptance Date until the date on which all payments owing hereunder are satisfied; payment thereof shall be made by Purchaser in accordance with the instructions contained therein. In addition, Purchaser shall be responsible for, and hereby agrees to pay to LAAM, all storage and maintenance fees as well as related expenses which may be charged by LAAM or otherwise incurred by LAAM with respect to the applicable Purchased Aircraft as a result of the failure of Purchaser to execute and deliver a Certificate of Acceptance in accordance with this Section 4.3. LAAM shall invoice Purchaser for such amounts at LAAM’s then-current rates and in accordance with its standard practices for collecting accounts receivable.

(f)

Purchaser shall have the right to decline to accept a Purchased Aircraft if Purchaser reasonably concludes that any Deficiency exists or that the Purchased Aircraft is not in an airworthy condition, provided that Purchaser delivers to LAAM a Deficiency Notice prior to the end of the relevant Acceptance Period. LAAM shall promptly take the actions, if any apply, that are reasonably required to address the Deficiencies as set out in the Deficiency Notice, including further ground testing or a repeat acceptance flight if required to show that the Deficiencies have been adequately addressed, [***]. LAAM shall provide to Purchaser a written summary of the actions that it has taken in response to the Deficiency Notice or an explanation as to why no such action is necessary and shall provide written notice to Purchaser of the number of days, if any, that the applicable Acceptance Period shall be extended as a result of the matters raised in the Deficiency Notice.

(g)

If, after LAAM has complied with its obligations in Section 4.3(e) relating to any Deficiencies identified by Purchaser in a Deficiency Notice, Purchaser fails to execute and deliver the Certificate of Acceptance at the end of the Acceptance Period, where such failure is not the result of a breach of this Agreement by LAAM, then the Acceptance date shall be deemed to have occurred, whereby the balance of the Purchase Price for the Purchased Aircraft shall become due, in accordance with Section 4.3(d).

4.4	Work Change Requests

(a)

If Purchaser wishes to make changes to the Specifications or Purchaser Selected Optional Features (including changes required by a Governmental Authority other than the Designated Regulator) to the applicable Purchased Aircraft, Purchaser shall submit to LAAM, for LAAM’s consideration, a written request for such change (a “Work Change Request”) [***] prior to the first day of the first month of each Target Readiness Date.

(b)	Notwithstanding anything to the contrary contained within Section 4.4(a), LAAM may, but shall not be required to, consider any Work Change Request that is inside of [***] referenced therein.

(c)

Within fifteen (15) Business Days from and after the date on which LAAM receives a Work Change Request from Purchaser, LAAM shall advise Purchaser in writing, in respect of each affected Purchased Aircraft:

(i)	as to whether or not all or any part of the Work Change Request may be accommodated,

(ii)	if and where applicable, whether such configuration changes may only be accommodated outside of the standard production work flow, and

(iii)	of any change to the Purchase Price and/or Target Readiness Date.

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Should Purchaser agree with LAAM’s determination concerning the scope of the Work Change Request that may be accommodated as well as the proposed changes to the Purchase Price and Target Readiness Date, Purchaser and LAAM shall execute a written description of said change(s), which shall constitute an amendment to this Agreement (a “Work Change Order”).

(d)

Notwithstanding anything to the contrary contained within this Section 4.4, LAAM may, from time to time, advise Purchaser of new options and other proposed changes to the Specifications, including Purchaser Selected Optional Features, and if Purchaser wishes to accept the same, such order shall be initiated by Purchaser via a Work Change Request.

(e)

In cases where the Designated Regulator is a regulatory agency other than Transport Canada Civil Aviation (TCCA), should the Designated Regulator raise airworthiness-related requirements in connection with the Aircraft’s certification and/or operation that are additional to and/or differ from those which pertain to the Canadian Type Certificate, whereby changes to the Specifications and/or Purchaser Selected Optional Features shall be required to meet said requirements, LAAM may submit to Purchaser a quote for any additional costs that will apply, for Purchaser’s consideration and timely written approval, which approval shall be communicated by Purchaser to LAAM via a Work Change Request.

(f)

For the avoidance of doubt, LAAM shall not be required to give effect to or make any of the changes specified within any given Work Change Request in the absence of a Work Change Order pertaining to the same.

4.5	LAAM’s Right to Make Changes

(a)

Prior to the Readiness Date of each Purchased Aircraft, LAAM shall have the right (but not the obligation), without the prior written consent of Purchaser, to make changes to the Aircraft, including to the Specifications and the Purchaser Selected Optional Features, and to substitute substantially equivalent equipment, accessories or materials therein, if LAAM determines in its sole discretion that such changes or substitutions are necessary or desirable, including for the purpose of preventing delays in the manufacture or delivery of said Purchased Aircraft or improving the performance, ability to produce, stability, control, utility, safety, pilot workload, maintenance or appearance of such Aircraft; provided, however, that these changes or substitutions shall not adversely affect the Target Readiness Date or the Readiness Date for the applicable Purchased Aircraft in any material respect or the performance of, or required maintenance for, said Aircraft. All costs of any such changes shall be LAAM’s responsibility. In the event that LAAM exercises its right under this Section 4.5(a), LAAM shall notify Purchaser in writing of any material changes to the Purchased Aircraft, including to the Specifications and the Purchaser Selected Optional Features.

(b)

LAAM shall make any changes (including substitutions of equipment, accessories or materials) to the Purchased Aircraft, including to the Specifications and the Purchaser Selected Optional Features, which it determines in its sole discretion are required by Applicable Law or as a result of the interpretation thereof by a Governmental Authority with jurisdiction (each a “Regulatory Change”). [***]. If, in LAAM’s sole discretion, the requirement to make such Regulatory Change or series of Regulatory Changes will materially and/or adversely affect LAAM’s ability to commence the Acceptance Period for the Purchased Aircraft by the relevant Target Readiness Date(s), or where applicable, the relevant Readiness Date(s), then LAAM shall promptly provide to Purchaser notice thereof. Within thirty (30) calendar days of the delivery of such notice, LAAM and Purchaser shall address the issues resulting from the requirement to meet such Regulatory Change (including changes to the applicable Purchased Aircraft and its Specifications, Purchaser Selected Optional Features, Target Readiness Date or Readiness Date, as applicable).

4.6	Excusable Delays

(a)

LAAM shall not be liable for, or be found in default of its obligations under this Agreement for, any delays in the delivery of the Purchased Aircraft and/or the Spares and Equipment, or in the performance of any other obligation to be performed by LAAM under this Agreement, resulting from any of the following events or occurrences (each, an “Excusable Delay”):

(i)	a Force Majeure Event;

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(ii)

any delay resulting from any failure of Purchaser to perform any obligation required to be performed by it under this Agreement or that arises as a result of, or is contributed to by, any action or omission of Purchaser or anyone acting on Purchaser’s behalf;

(iii)	any delay in obtaining any export, re-export or import license, permit, or similar approval from a Governmental Authority caused by the Governmental Authority; or

(iv)

any other delay resulting from any other cause to the extent it is beyond the commercially reasonable control of LAAM and it is not the result of the fault or negligence of LAAM; provided that the parties acknowledge and agree that a change in aircraft market conditions or in monetary exchange rates shall not be shall be considered to be a “cause” for claiming Excusable Delay under this Section 4.6(a)(iv).

For the avoidance of doubt, delays as a result of LAAM assigning a Purchased Aircraft to a third-party purchaser (“Third Party Purchaser Assignment”) (which LAAM undertakes to not assign any Purchaser Aircraft to a third-party purchaser) is not an Excusable Delay.

(b)

As soon as reasonably practicable, but in any case no more than twenty (20) Business Days after the occurrence of an Excusable Delay, LAAM shall provide written notice thereof to Purchaser, including a description of the details of the factors giving rise to the Excusable Delay and an estimate (determined by LAAM, acting reasonably) of the expected effect thereof upon the timing of the performance by LAAM of its obligations under this Agreement.

(c)

The Target Readiness Date or the Readiness Date for the Purchased Aircraft that has been affected by an Excusable Delay shall be postponed for the same number of days as is required for the Excusable Delay (and/or where applicable, its cause) to be remedied, as reasonably determined by LAAM in its sole discretion. LAAM shall provide to Purchaser written notice of the new Target Readiness Date or the Readiness Date for said Aircraft promptly following LAAM’s determination thereof in accordance with this Section 4.6(c).

4.7	Delay due to Loss of or Structural Damage to Purchased Aircraft

In the event that any Purchased Aircraft is destroyed or structurally damaged prior to the Closing Date, LAAM shall notify Purchaser of such event as soon as reasonably practicable, and LAAM and Purchaser shall discuss a delivery date for a replacement Aircraft (or the repair of said Aircraft) provided, however, that Purchaser shall be entitled to terminate this Agreement with respect to the destroyed or structurally damaged Purchased Aircraft in such circumstances in accordance with Section 7.2(b), and each of LAAM and Purchaser will thereafter be discharged from all obligations and liabilities hereunder with respect to said Aircraft (and, where applicable, any Spares pertaining to the Aircraft) for which shipment had not yet commenced, and LAAM shall return any Received Payments, in each case without interest, to Purchaser in accordance with Section 7.3.

4.8	Closing, Transfer of Title and Risk

(a)

On each Closing Date, upon LAAM having first confirmed its receipt of all payments required to be made by Purchaser hereunder with respect to the Purchase Price per Article 3 and Schedule E, LAAM shall deliver to Purchaser at Viking’s facility in Calgary, Alberta:

(i)	a signed bill of sale substantially in the form of Schedule J transferring ownership of the applicable Purchased Aircraft to Purchaser, free and clear of all encumbrances created by or through LAAM;

(ii)	the applicable Purchased Aircraft, by providing Purchaser with access to possession thereof;

(iii)	a Certificate of Airworthiness for said Purchased Aircraft; and

(iv)

access to the Manuals and Technical Publications pertaining to the applicable Purchased Aircraft, and subject to any extension of time contemplated by Section 4.4(e), LAAM shall additionally deliver an Export Airworthiness Certificate for the applicable Purchased Aircraft on or before the Closing Date.

(b)

Risk of loss in the Purchased Aircraft shall pass from LAAM to Purchaser on each Closing Date, notwithstanding that the applicable Purchased Aircraft, or any part thereof, may thereafter remain in LAAM’s possession by mutual agreement between Purchaser and LAAM.

(c)	For the avoidance of doubt, risk of loss of the Spares and Equipment shall pass from LAAM to Purchaser in accordance with the terms provided within Schedule K (where applicable).

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(d)

Purchaser hereby acknowledges that LAAM will not arrange for or provide, on Purchaser’s behalf (unless otherwise stated under the Parties’ agreement for Ferry Services, if applicable), insurance of any type with respect to the Purchased Aircraft or the use or operation thereof from and after the Closing Date Purchaser shall be solely responsible for and shall obtain, at its own cost and expense, any insurance with respect to the Purchased Aircraft as it may require, or as may be required under Applicable Law, from and after such date.

(e)

If, at any time after the relevant Closing Date, the applicable Purchased Aircraft or any part thereof (including, where applicable, any Spares and Equipment to be contained within) remains in or is returned to LAAM’s or Viking’s care, custody or control for any purpose, Purchaser shall: (i) agree to such terms and conditions relating thereto as LAAM or Viking may require (for certainty, including, without limitation, the payment of any storage and other fees/expenses as LAAM or Viking may specify), and (ii) retain the risk of loss thereof. Alternatively, the return of any Spares which are not to be delivered with a Purchased Aircraft at or after Closing shall be governed in accordance with Schedule K. Without limiting the generality of the foregoing, Purchaser hereby agrees to waive, and does waive, on behalf of itself and its insurance carriers, any claim, by way of subrogation or otherwise, against LAAM or Viking or damages to or loss of the Purchased Aircraft, or any part thereof (again, including any applicable Spares contained therein), by reason of such care, custody or control following the Closing Date.

4.9	Delivery of Manuals and Technical Publications

From and after the relevant Closing Date (or if the Parties agree in writing to an earlier date on which to initiate the subscription to Manuals and Technical Publications), [***] revisions, updates and amendments to the relevant Viking-generated Manuals and Technical Publications, in hard copy or electronic format, at LAAM’s sole discretion, all of which will be deemed to be the subject of the licence granted by Viking pursuant to Section 2.2. From and after the [***] of the relevant Closing Date, if Purchaser wishes to continue to receive such revisions, updates and amendments, Purchaser shall be required to subscribe to the Manuals and Technical Publications directly from Viking’s approved supplier, at the then-current subscription rates. The Manuals and Technical Publications subscription consists of: (i) annual revisions to the Pilot Operating Handbook, (ii) annual revisions to the Digital Library and (iii) additional annual licensing.

4.10	Restrictions

(a)

Purchaser shall not, by virtue of this Agreement or the purchase of any of the Purchased Aircraft (or, if applicable, the Spares and Equipment), be entitled to manufacture, assemble, copy, reverse engineer, reproduce or imitate a Purchased Aircraft, or any of its components or the designs thereof, or the Spares and Equipment.

(b)

Neither the sale of the Purchased Aircraft and/or the Spares and Equipment pursuant to this Agreement nor the grant of the licence to use the Manuals and Services Bulletins under Section 2.2 does or will be deemed to include the transfer of any ownership of, or the grant to Purchaser of any other right with respect to, any registered or unregistered designs, copyrights, patents, trademarks or other industrial or intangible property rights of a similar nature that are used by Viking or its Affiliates in the creation or development of, or that are embodied, incorporated, embedded or otherwise included or illustrated in, such Purchased Aircraft, Spares and Equipment or Manuals and Technical Publications, as applicable.

ARTICLE 5 - WARRANTIES

5.1	Limited Warranties for Purchased Aircraft

The standard limited Converted Aircraft Warranty Policy provided by the Selected Conversion Entity shall be assigned from LAAM to the Purchaser upon Closing, and is contained within Schedule B of this Agreement and is subject to the conditions and limitations expressed therein.

5.2	Limited Warranties for Spares and Equipment

Viking’s standard limited Spares and Equipment Warranty Policy (if any), shall be assigned from LAAM to the Purchaser upon Closing, and is contained within Schedule C of this Agreement and is subject to the conditions and limitations expressed therein.

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ARTICLE 6 – REPRESENTATIONS AND WARRANTIES

6.1	By Purchaser

Purchaser represents and warrants to LAAM as follows as of the date hereof and as of the relevant Acceptance Date and acknowledges that LAAM is relying on such representations and warranties in connection with the transactions contemplated hereby:

(a)

Organization. Purchaser is validly existing under the laws of its country and/or state of incorporation and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

(b)

Authorization. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser by LAAM in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted at the discretion of a court of competent jurisdiction;

(c)

No Violation. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Purchaser under: (i) any material contract (whether written or oral) to which Purchaser is a party or by which it is bound; (ii) any provision of the constating/establishing documents, i.e. articles of incorporation, or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Purchaser; (iii) any judgment, decree, order or award of any Governmental Authority having jurisdiction over Purchaser; or (iv) any Applicable Law;

(d)

Consents and Approvals. There is no requirement for Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement;

(e)	Availability of Funds. Purchaser has or has access to sufficient funds to enable it to consummate the transactions contemplated in this Agreement; and

(f)

Prohibited Transactions. Purchaser will not sell, transship or otherwise transfer its rights in the Purchased Aircraft, Purchaser Selected Optional Features and/or Spares and Equipment in contravention of Schedule H; for the avoidance of doubt, LAAM’s obligations under this Agreement are made conditional to Purchaser’s credible execution of and adherence to the terms contained within said End Use and End User Certification.

6.2	By LAAM

LAAM represents and warrants to Purchaser as follows as of the date hereof and as of the relevant Acceptance Date and acknowledges that Purchaser is relying on such representations and warranties in connection with the transactions contemplated hereby:

(a)	Organization. LAAM is validly existing under the laws of the Province of British Columbia and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

(b)

Authorization. This Agreement has been duly authorized, executed and delivered by LAAM and is a legal, valid and binding obligation of LAAM, enforceable against LAAM by Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted at the discretion of a court of competent jurisdiction;

(c)

No Violation. The execution and delivery of this Agreement by LAAM and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of LAAM under: (i) any material contract (whether written or oral) to which LAAM is a party or by which it is bound; (ii) any provision of the constating/establishing documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of LAAM; (iii) any judgment, decree, order or award of any Governmental Authority having jurisdiction over LAAM; or (iv) any Applicable Law; and

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(d)

Consents and Approvals. Except with respect to the Certificate of Airworthiness and the Export Airworthiness Certificate (where applicable), there is no requirement for LAAM to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than those which have been or will be made, given or obtained by LAAM.

6.3	By Viking

Viking represents and warrants to Purchaser as follows as of the date hereof and as of the relevant Acceptance Date and acknowledges that Purchaser is relying on such representations and warranties in connection with the transactions contemplated hereby:

(e)	Organization. Viking is validly existing under the laws of the Province of British Columbia and has the corporate power to enter into this Agreement and to perform its obligations hereunder;

(f)

Authorization. This Agreement has been duly authorized, executed and delivered by Viking and is a legal, valid and binding obligation of Viking, enforceable against Viking by Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted at the discretion of a court of competent jurisdiction;

(g)

No Violation. The execution and delivery of this Agreement by Viking and the consummation of the transactions herein provided for will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Viking under: (i) any material contract (whether written or oral) to which Viking is a party or by which it is bound; (ii) any provision of the constating/establishing documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Viking; (iii) any judgment, decree, order or award of any Governmental Authority having jurisdiction over Viking; or (iv) any Applicable Law; and

(h)

Consents and Approvals. Except with respect to the Certificate of Airworthiness and the Export Airworthiness Certificate (where applicable), there is no requirement for Viking to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, other than those which have been or will be made, given or obtained by Viking.

(i)

Acknowledge of Certain Warranties. Viking hereby acknowledges and represents that it has made certain warranties in Schedule B with respect to the conformity of the Purchased Aircraft with the Specifications, as supplemented by the Purchaser Selected Optional Features for the applicable Purchased Aircraft, and Viking hereby confirms, ratifies and authorizes such warranties, and acknowledges and confirms that it may be selected by Purchaser to serve as the Selected Conversion Entity.

ARTICLE 7 – TERMINATION

7.1	Termination by LAAM

LAAM may terminate this Agreement with respect to a Purchased Aircraft for which Closing has not occurred, at its option, by providing at least thirty (30) calendar days’ prior written notice to Purchaser, upon the occurrence of any of the following:

(a)

Purchaser fails to perform or observe any covenant or Agreement or to make any payment required to be performed, observed or made under, in or pursuant to this Agreement and such failure remains uncured for ten (10) Business Days after Purchaser receives notice of such failure from LAAM;

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(b)

Purchaser admits its insolvency or makes a general assignment for the benefit of creditors or any proceeding is instituted by Purchaser seeking relief or giving notice of its intention to seek relief on its behalf as debtor, or to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or Purchaser takes any corporate (or equivalent) action to authorize any of the foregoing;

(c)

any proceeding is initiated against Purchaser seeking to have an order for relief entered against it as a debtor or to adjudicate it a bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or any substantial part of its property and assets and such proceedings are not or are no longer being contested in good faith by appropriate proceedings but in no event longer than ten (10) Business Days from the institution of such first-mentioned proceedings;

(d)	if the Parties are not able to agree on an arrangement to address the issues resulting from the requirement to make a Regulatory Change in accordance with Section 4.5(b);

(e)	an Excusable Delay renders the performance of this Agreement by LAAM commercially impracticable; or

(f)

if LAAM or an Affiliate of LAAM has the right to terminate, and does terminate, any other Agreement between LAAM or such Affiliate and Purchaser or any Affiliate of Purchaser, relating to the purchase of an Aircraft from LAAM or an Affiliate of LAAM (or any other Aircraft that is manufactured by LAAM from time to time), in accordance with the terms thereof.

7.2	Termination by Purchaser

Purchaser may terminate this Agreement with respect to any Purchased Aircraft for which Closing has not occurred, at its option, by providing at least thirty (30) calendar days’ prior written notice to LAAM, upon the occurrence of any of the following:

(a)

except as a result of an Excusable Delay, LAAM fails to perform or observe any covenant or Agreement contained in this Agreement and such failure, if curable, remains uncured for [***] after Purchaser has provided the written notice, unless LAAM has commenced remedying such failure within such [***] period and thereafter proceeds to completion within another [***] thereafter;

(b)	the applicable Purchased Aircraft is destroyed or structurally damaged, prior to Closing;

(c)

LAAM admits its insolvency or makes a general assignment for the benefit of creditors or any proceeding is instituted by LAAM seeking relief or giving notice of its intention to seek relief on its behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or other similar official for it or any substantial part of its property and assets or LAAM takes any corporate (or equivalent) action to authorize any of the foregoing;

(d)

any proceeding is initiated against LAAM seeking to have an order for relief entered against it as a debtor or to adjudicate it as bankrupt or insolvent or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Applicable Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, receiver and manager, trustee, custodian or similar official for it or any substantial part of its property and assets and such proceedings are not or are no longer being contested in good faith by appropriate proceedings but in no event longer than ten (10) Business Days from the institution of such first-mentioned proceedings;

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(e)	if the Parties are not reasonably able to agree on an arrangement to address the issues resulting from the requirement to make a Regulatory Change in accordance with Section 4.5(b);

(f)

an Excusable Delay, other than an Excusable Delay resulting from any of the events or occurrences described in Section 4.6(a)(ii), (i) results in the postponement of the Target Readiness Date by more than [***], or (ii) if LAAM has delivered notice of the Readiness Date to Purchaser pursuant to Section 4.2(b), results in the postponement of the Readiness Date by more than [***], or (iii) renders the performance of this Agreement by LAAM impossible; or

(g)	postponement of the Target Readiness Date, including delays as a result of Excusable Delays or otherwise, by more than [***].

7.3	Effect of Termination

(a)

If LAAM terminates this Agreement (in whole or in part) in accordance with Section 7.1(a), 7.1(b), 7.1(c) or 7.l(f), then LAAM shall have the right, at its sole option, to retain any Received Payments, and to apply such amounts as part payment of damages resulting from such default of Purchaser as its sole and exclusive remedy. If LAAM terminates this Agreement in accordance with Section 7.l(d), 7.l(e) or 7.l(g), then LAAM shall promptly thereafter return to Purchaser any Received Payments, in each case without interest.

(b)

If Purchaser terminates this Agreement (in whole or in part) in accordance with Section 7.2, then LAAM shall promptly thereafter return to Purchaser any Received Payments, in each case without interest, unless Purchaser terminates this Agreement pursuant to Section 7.2(a), 7.2(c), 7.2(d) or as a result of delays caused by a Third Party Purchaser Assignment, in which case such amounts shall be deemed to have accrued interest for Purchaser’s benefit, calculated monthly, at the prime rate quoted by the Bank of Canada as of the date of such termination (from and after the date on which such amounts were paid to LAAM), and upon receipt thereof, Purchaser shall have no other rights or remedies under or relating to this Agreement with respect to the affected Purchased Aircraft, or any claim for damages, whether direct, indirect, incidental, consequential or punitive, against LAAM, whether by contract, at law or in equity.

(c)

Notwithstanding the foregoing, in the event that LAAM sells the Purchased Aircraft to a Person other than Purchaser for a reason other than a breach of the terms and conditions of this Agreement by Purchaser, then this Agreement shall be deemed terminated in accordance with Section 7.2(a) above. However, in this event LAAM shall return to Purchaser any Received Payments together with [***] from and after the date on which such amounts were paid to LAAM, and upon receipt thereof, Purchaser shall have no other rights or remedies under or relating to this Agreement with respect to the affected Purchased Aircraft, or any claim for damages, whether direct, indirect, incidental, consequential or punitive, against LAAM, whether by contract, at law or in equity.

ARTICLE 8 – INDEMNIFICATION

8.1	Indemnification of LAAM by Purchaser

Subject to Section 8.4, Purchaser hereby releases, discharges and agrees to indemnify and hold harmless LAAM and LAAM’s successors and assigns and the respective directors, officers, employees and agents (for the avoidance of doubt Viking and Selected Conversion Entity shall be regarded as LAAM’s agent for the purpose of this Section) of each of the foregoing (each a “LAAM Indemnified Party”) from and against any and all claims, demands, proceedings, actions, causes of action, judgments, damages, losses, liabilities, deficiencies, costs and expenses (including interest, penalties, amounts paid in settlement and reasonable legal fees and disbursements): (i) which Purchaser or Purchaser’s successors and permitted assigns or the respective directors, officers, employees and agents of each of the foregoing (each a “Purchaser Indemnifying Party”) may have against any LAAM Indemnified Party, or (ii) which may be suffered by, accrued against, be charged to or recoverable from any LAAM Indemnified Party, in any case:

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(a)

arising from, relating to or otherwise with respect to any breach of any representation, warranty or covenant of Purchaser contained in this Agreement, including for any fees and expenses incurred by LAAM or that become owing to LAAM under Section 4.3(d);

(b)

arising out of, directly or indirectly, or in any way connected with, the inspection and acceptance flight(s) of the Purchased Aircraft contemplated in Section 4.3(a) by Purchaser and its authorized representatives, whether on the ground or in flight, except to the extent attributable to the gross negligence or willful misconduct of LAAM or Viking; and

(c)

except for the warranty obligations expressly undertaken by LAAM or Viking via Schedules B and C and the indemnity obligations contained within Section 8.2, arising out of, directly or indirectly, or in any way connected with, the purchase, use or operation of any of the Purchased Aircraft by or on behalf of Purchaser, or any components thereof (or, if applicable, the Spares and Equipment), or any other acts or omissions by any Purchaser Indemnifying Party, including in the circumstances described in Section 5 of Schedule B and Section 3 of Schedule C;

8.2	Patent Infringement Indemnity by LAAM

(a)

In the case of any actual or alleged infringement of any valid patent issued under the laws of Canada or the United States which exists as of the Closing Date or, subject to the conditions and exceptions set forth in Section 8.2(c), any patent issued as of the Closing Date under the laws of any other country in which Purchaser from time to time may lawfully operate the Purchased Aircraft (“Other Patents”), or by any system, accessory, equipment or part installed in the Purchased Aircraft at Closing, subject to Section 8.4, LAAM shall indemnify, protect and hold harmless Purchaser from and against all claims, demands, proceedings, actions, causes of action, judgments, damages, losses, liabilities, deficiencies, costs and expenses directly resulting from such actual or alleged infringement. The foregoing indemnity does not apply to: (i) any Purchaser-furnished equipment; or (ii) any system, accessory, equipment or part manufactured by a third party to Viking’s detailed design but without Viking’s authorization.

(b)

In addition, in the event that Purchaser is prevented from using the Purchased Aircraft (whether by a valid judgment or a court of competent jurisdiction or by a settlement) in connection with such an actual or alleged patent infringement contemplated in Section 8.2(a), LAAM shall, at its expense and discretion, either:

(i)	procure for Purchaser the right to use the Purchased Aircraft or its infringing part free of charge; or

(ii)	replace the infringing part of the Purchased Aircraft as soon as possible with a non-infringing substitute part complying in all other respects with the requirements of this Agreement.

(c)

LAAM’s obligation under this Section 8.2 shall extend to Other Patents only if from the time of design of the Purchased Aircraft, system, accessory, equipment or part, until the alleged infringement claims are resolved:

(i)

such other country and the country in which the Purchased Aircraft is permanently registered have ratified and adhered to and are at the time of the actual or alleged infringement contracting parties to the Chicago Convention on International Civil Aviation of December 7, 1944 and are fully entitled to all benefits of Article 27 thereof; and

(ii)

such other country and the country of registration shall each have been a party to the International Convention for the Protection of Industrial Property (Paris Convention) or have enacted patent laws which recognize and give adequate protection to inventions made by the nationals of other countries which have ratified, adhered to and are contracting parties to both of the forgoing conventions.

(d)

If Purchaser (not LAAM) has knowledge of and/or involvement in any claim: (i) Purchaser shall keep LAAM fully informed and consult with LAAM about material elements of the conduct of the claim; (ii) Purchaser shall not pay, compromise or settle such claim without the prior written consent of LAAM (such consent not to be unreasonably withheld or delayed); (iii) Purchaser shall not admit liability or fault to any third party without the prior written consent of LAAM (such consent not to be unreasonably withheld or delayed); and (iv) Purchaser shall use commercially reasonable efforts to have LAAM named as a beneficiary under any release given by the persons bringing the claim to which this Section 8.2 applies.

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(e)

Purchaser’s remedies and LAAM’s obligations and liabilities under this Section 8.2 are conditional upon: (i) Purchaser giving LAAM written notice within ten (10) calendar days after Purchaser receives notice of a suit or action against Purchaser alleging infringement or within twenty (20) calendar days after Purchaser receives any other written claim or allegation of infringement; (ii) Purchaser using reasonable efforts to cooperate with LAAM to reduce or mitigate any such expenses, damages, costs or royalties involved; and (iii) Purchaser furnishing promptly to LAAM all data, papers and records in its possession or control which would reasonably be considered to be necessary or useful to resist and defend against such claim or suit or as LAAM may reasonably request from time to time. LAAM may at its option conduct negotiations with any party claiming infringement and may intervene in any suit or action. Whether or not LAAM intervenes, LAAM shall be entitled at any stage of the proceedings to assume or control the defense.

(f)

The obligations and liabilities of LAAM and remedies of Purchaser set out in this Section 8.2 are exclusive and accepted by Purchaser to be in lieu of and in substitution for, and Purchaser hereby waives, releases and renounces, all other indemnities, obligations and liabilities of LAAM and of LAAM’s Affiliates and all other rights, remedies and claims, including claims for damages, whether direct, indirect, incidental, consequential, or punitive, of Purchaser against LAAM and its Affiliates, express or implied, arising by law or otherwise, with respect to any actual or alleged patent infringement by the applicable Purchased Aircraft or any system, accessory, equipment or part installed in such Purchased Aircraft.

8.3	General Duty to Mitigate

Each Party shall at all times take commercially reasonable steps to minimize and mitigate any loss for which it is entitled to bring a claim against, or with respect to which it is indemnified by, the other Party pursuant to this Agreement.

8.4	No Indirect Damages

Notwithstanding anything to the contrary contained in this Agreement, neither Party shall have the right to claim damages under or in connection with or for breach of this Agreement, in tort or on any other basis whatsoever, and the indemnities in Article 8 shall not apply, to the extent that any loss claimed by either Party is (i) for punitive, exemplary or aggravated damages; (ii) for loss of profits, loss of use, loss of production, loss of business or loss of business opportunity; or (iii) is a claim for consequential loss or for indirect loss of any nature suffered or alleged suffered by either Party.

ARTICLE 9 – MISCELLANEOUS

9.1	Confidentiality

No Party to this Agreement shall disclose the terms of this Agreement to any other person, except as required by Applicable Law, without the prior written consent of the other Parties. In the event that LAAM, Purchaser or other Party to this Agreement (where applicable) is required by Applicable Law to disclose the terms contained herein, said Party shall, to the extent permitted by Applicable Law, provide prior written notice thereof to the other Parties, use reasonable efforts to limit disclosure of the confidential information contained herein, and reasonably cooperate with the other Parties with respect thereto. The obligations of each Party contained within this Section 9.1 shall survive the Closing of each Purchased Aircraft or the termination of this Agreement, as applicable. Notwithstanding the foregoing, each Party to this Agreement is permitted to disclose the terms of this Agreement, on a confidential basis, to their legal counsel, accountants, auditors and lenders.

9.2	Promotional and Marketing Rights

LAAM shall have the right, but not the obligation, to show, for promotional and marketing purposes, free of any charge to LAAM, the image of any of the Purchased Aircraft in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression, in or through all mass communications media, regardless of the format thereof, including billboards, magazines, newspaper, television, movie theatres, the Internet, posters and catalogues.

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9.3	Notices

(a)

Any notice or other communication required or permitted to be given to any Party hereunder shall be in writing and shall be delivered in person, sent by internationally-recognized overnight courier (such as Federal Express, United Parcel Service, DHL), or sent by registered mail, charges prepaid, addressed as follows:

To LAAM:	To Purchaser:
Longview Aviation Asset Management	Bridger Air Tanker, LLC
110-1962 Canso Road	90 Aviation Lane
North Saanich, British Columbia, V8L 5V5	Belgrade, MT 59714 USA
Canada

Attention: [***]	Attention: Tim Sheehy
Phone No. : [***]	Phone No. : (406) 386-2092

(b)

Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third (3rd Business Day following the date of mailing; notwithstanding the foregoing, if at the time of mailing or within three (3) Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)	Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 9.3.

9.4	Assignment

Except for an assignment of this Agreement to an Affiliate of Purchaser, Purchaser may not assign its rights under this Agreement, in whole or in part, to any other person without the prior written consent of LAAM. It is understood and agreed by the parties that the Purchaser or Purchaser’s Affiliate intends to act as the operator of the Purchased Aircraft and not a leasing or rental agent for the Purchased Aircraft to any 3rd party organization; provided that Purchaser may lease the Purchased Aircraft to an Affiliate without restriction. Nothing in this Agreement is intended to (1) restrict the use, sale or transfer of the Purchased Aircraft to any 3rd party organization in accordance with normal business operations of the Purchaser (i.e., where the Purchaser is not able to renew or procure new service contracts that utilize the Purchaser Aircraft with or from 3rd party organizations); or (2) restrict the use, sale or transfer of a Purchased Aircraft at a date that is [***] after the Closing Date.

9.5	Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument. This Agreement may be delivered by any Party by email or similar means of electronic communication, and if so executed and delivered, shall be legally binding on the Party executing in such manner.

9.6	Third Party Beneficiary

Viking and the Selected Conversion Entity are intended third party beneficiaries of this Agreement.

[Signature Pages to Follow]

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IN WITNESS WHEREOF this Agreement has been executed.

LONGVIEW AVIATION ASSET MANAGEMENT	BRIDGER AIR TANKER, LLC
Per:	Per:

/s/ S. Marshman	/s/ Matthew P. Sheehy
Name: S. Marshman	Name: Matthew P. Sheehy
Title: CEO	Title: Chairman

VIKING AIR LIMITED
Per:

/s/ R. Mauracher
Name: R. Mauracher
Title: EVP. Sales & Marketing

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Schedule A

Acknowledgment of Receipt of Viking CL-415 EAF

Technical Specifications and Standard Equipment List

APPLICABLE TO Viking CL-415 EAF AIRCRAFT Model: CL215-6B11 (CL-215T Variant)

See attached Specifications.

In accordance with LAAM’s right to modify each Purchased Aircraft under Section 4.5, Purchaser may request, at or around the Readiness Date, for LAAM to provide to Purchaser, the then-current version of the Specifications for the applicable Purchased Aircraft.

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Schedule B

Converted Aircraft Warranty Policy

1.	Definitions

For the purposes of this Converted Aircraft Warranty Policy, the following terms shall have the respective meanings specified below and grammatical variations of such terms shall have corresponding meanings:

“Corrosion” means the process of material deterioration as a result of oxidation, usually as a result of some form of environmental condition;

“Hamilton Standard Propeller Warranty” means the standard limited warranty offered by UTC Aerospace Systems (previously Hamilton Standards) (“Hamilton Standard”) for the propellers installed onto each Purchased Aircraft as of the Closing Date;

“Avionics Warranty” means the standard limited warranty offered by the avionics systems manufacturer (“Avionics Manufacturer”) for the avionics equipment installed onto each Purchased Aircraft as of the Closing Date;

“P&WC Engine Warranty” means the standard limited warranty offered by Pratt & Whitney Canada Corp. (P&WC) for the engines installed onto each Purchased Aircraft as of the Closing Date.

2.	Limited Warranties for the Purchased Aircraft

(a)

Subject to the conditions and limitations expressed in this standard limited Converted Aircraft Warranty Policy, Viking and the Selected Conversion Entity warrants, with respect to the Purchased Aircraft, that as of the applicable Closing Date:

the Purchased Aircraft will conform to the Specifications, as supplemented by the Purchaser Selected Optional Features for the applicable Purchased Aircraft (subject to Viking’s and the Selected Conversion Entity’s rights to make changes to Specifications and/or the Purchaser Selected Optional Features under the Agreement);

(i)

the Purchased Aircraft will be free from defects inherent in the design of, or in materials, workmanship and manufacturing processes in relation to, parts that are manufactured by Viking, any Affiliate of Viking, or the Selected Conversion Entity; and

(ii)

the Purchased Aircraft will be free from defects in material, workmanship, manufacturing process or installation of any Third Party Part, with the exception of the systems, accessories, equipment and parts that are separately warranted under the Avionics Warranty, the P&WC Engine Warranty, the Hamilton Standard Propeller Warranty and the limited warranty that applies to each Third Party STC Part.

(collectively being the “limited Warranties”).

(b)

Effective as of the applicable Closing Date, Viking hereby transfers and assigns to Purchaser Viking’s rights, if any, under the original warranty issued by Avionics Manufacturer, Hamilton Standard, Pratt & Whitney Canada Corp. (P&WC) and each Third Party STC Part holder, to the full extent permitted by the terms thereof without the requirement for Viking to obtain any third party consent or to provide notice to a third party, in each case subject to any conditions and/or limitations specified therein.

(c)

As applies to each Purchased Aircraft, the Limited Warranties and the limited warranties for Third Party Parts that are contained within this Converted Aircraft Warranty Policy, shall be effective for the following duration(s):

(i)

Airframe Warranty, which is provided independently of the Hamilton Standard Propeller Warranty, the Avionics Warranty, the P&WC Engine Warranty and the limited warranty that applies to each Third Party STC Part (that is listed under Schedule G, where applicable), shall commence on the applicable Closing Date and shall terminate on the earlier of: a) the date that is the [***] thereof and b) the date on which the Purchased Aircraft has accrued [***].

(ii)

The Hamilton Standard Propeller Warranty shall commence on the applicable Purchased Aircraft’s Closing Date and shall terminate on the earlier of: (a) the date that is the [***] thereof and (b) the date on which the Purchased Aircraft has accrued [***], whereby any and all claims pertaining to the Hamilton Standard Propeller Warranty shall be made directly with Hamilton Standard by Purchaser and shall be subject to the standard limited policy terms of the Hamilton Standard Propeller Warranty. Notwithstanding the foregoing, the warranty for the propeller de-ice boot shall terminate on the earlier of: (a) the date that is [***] from the propeller shipment from Hamilton Standard and (b) the date on which the Purchased Aircraft has accrued [***].

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(iii)

The Avionics Warranty shall commence on the applicable Closing Date and shall terminate on the [***] thereof; however, this warranty period may be impacted if said Purchased Aircraft enters a third party post-CofA modification cycle. Any and all claims pertaining to the Avionics Warranty shall be made directly with Avionics Manufacturer by Purchaser and shall be subject to the standard limited policy terms of the Avionics Warranty.

(iv)

The P&WC Engine Warranty shall commence on the applicable Closing Date and shall terminate when said engines have accrued a total of [***], whereby any and all claims pertaining to the P&WC Engine Warranty shall be made directly with P&WC by Purchase and shall be subject to the standard limited policy terms of the P&WC Engine Warranty.

(v)	The duration of the limited warranty for each Third Party STC Part (as and where applicable) shall be communicated to Purchaser upon Purchaser’s written request.

(d)

For the avoidance of doubt, in the event of a failure of a part or component and where a valid warranty claim has been made under Section 2(a) and/or Section 4 of this Converted Aircraft Warranty Policy, said defective part shall solely be eligible for repair, replacement or correction (at the sole discretion of Viking and the Selected Conversion Entity), whereas any work, labor or service associated with the troubleshooting, removal, re-installation or adjustment of said defective part shall not qualify for reimbursement by Viking or the Selected Conversion Entity.

3.	Purchaser Obligations and Warranty Claims

(a)

To be entitled to the benefits of the Limited Warranties, in addition to any other obligation of Purchaser specified within this Converted Aircraft Warranty Policy, Purchaser shall maintain complete records of the operations and maintenance of the applicable Purchased Aircraft and, upon making a claim under the Limited Warranties, Purchaser shall, at the request of Viking, make such records available to Viking for their inspection. In the event that Purchaser fails to comply with its obligations in this Section 3(a), Viking shall have the right, in its sole discretion, to deny Purchaser’s warranty claim hereunder.

(b)

The obligations of Viking and Selected Conversion Entity with respect to the Limited Warranties, as outlined within Section 2(a) of this Converted Aircraft Warranty Policy, are limited to the repair, replacement or correction, at Viking’s sole election, of the defective part or condition, in each case at Viking’s cost, and where a valid Limited Warranties claim has been recognized by Viking and Selected Conversion Entity, Viking and Selected Conversion Entity may additionally reimburse Purchaser for certain expenses in accordance with Section 3(c)(iv) of this Converted Aircraft Warranty Policy.

(c)

Purchaser shall provide written notice to Viking of any defect claimed under the Limited Warranties, including the particulars thereof, within thirty (30) calendar days after such defect is discovered, and Purchaser shall return any defective parts, or the Purchased Aircraft (as applicable and at Viking’s sole election), to Viking within forty-five (45) calendar days after the occurrence of the defect at Purchasers own expense (including freight, insurance and custom duties) and packed in accordance with Aerospace ATA 300 guidelines, whereby;

(i)

in the event that Purchaser fails to comply with any of its obligations, as contained within this Sections 3 as well as Section 4 of this Converted Aircraft Warranty Policy, Viking shall have the right, in its sole discretion, to deny Purchaser’s warranty claim hereunder;

(ii)

any duties, taxes and other costs incurred by Viking for the return of the part or the Purchased Aircraft to Purchaser, as applicable, in addition to the costs associated with the troubleshooting, removal, re-installation and adjustment of or to said part, shall be Purchaser’s responsibility;

(iii)

the warranty for parts supplied to Purchaser as replacements for defective parts shall continue to be under warranty for the balance of the relevant warranty period specified in Section 2(c) of this Converted Aircraft Warranty Policy that is still available for the original warranty of the exchanged parts in accordance with this Converted Aircraft Warranty Policy;

(iv)

if a claim pertaining to the Limited Warranties is recognized by Viking, upon Viking being presented with evidence thereof satisfactory to Viking, acting reasonably, then Viking shall reimburse Purchaser for its reasonable costs of freight and insurance incurred by Purchaser in connection with such warranty claim. Aircraft repositioning costs, however, are not eligible for reimbursement by Viking; and

(v)

all parts and equipment returned to Viking for any reason shall be subject to Viking’s Return Material Authorisation (RMA) policies and procedures in effect at the time of request for return. Any unauthorized returns to Viking will be returned to purchaser on a collect basis. No liability for loss or damage to unauthorized returns will be accepted by Viking for any reason whatsoever.

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(d)

Where a claim is made concerning any Third Party Part that had been installed or affixed to the Purchased Aircraft by Viking in accordance with the Agreement, Purchaser shall submit a claim to Viking with respect to said part, and Viking shall, via its Global Customer Support group, at its sole discretion and subject to Purchaser’s compliance with Section 5.2 of the Agreement as well as Sections 3 and 4 of this Converted Aircraft Warranty Policy, assist Purchaser in arranging for the timely repair, replacement or correction of the defective part or condition.

4.	Limited Warranties for Spares and Equipment

Viking shall warrant that all Spares and Equipment have been manufactured by Viking in accordance with, and subject to the terms and conditions of, the Spares and Equipment Warranty Policy contained within Schedule C, in each case subject to any further exceptions, conditions and limitations specified in this Converted Aircraft Warranty Policy.

5.	Exceptions and Exclusions

(a)

Viking and the Selected Conversion Entity shall not accept any claims with respect to the Limited Warranties or the warranties contemplated in Section 4 of this Converted Aircraft Warranty Policy under any of the following circumstances:

(i)

if the Purchased Aircraft has been used in an attempt to break records, subjected to experimental flights, or operated in any other way not in conformity with the Manuals and Technical Publications or the Certificate of Airworthiness contemplated herein, or subjected to any manner of use in contravention of any other certification or the applicable aerial navigation or other regulations and rules issued or recommended by any Governmental Authority of any country in which the Purchased Aircraft is operated;

(ii)

if the Purchased Aircraft or any part thereof has been altered or modified by Purchaser, unless: (A) Viking provided its prior written consent to such alteration or modification, or (B) as pertains to Third Party Parts, such alteration or modification was made in accordance with a service bulletin relating thereto;

(iii)	if the Purchased Aircraft has been operated beyond the limits for which the aircraft has been certified for;

(iv)	if the Purchased Aircraft or any part thereof has been involved in an accident;

(v)	in respect of any Purchased Aircraft part or component, if such part has had its identification mark, designation, seal or serial number altered or removed;

(vi)	in the event of misuse or negligent use of the Purchased Aircraft or any part thereof;

(vii)	if the defect is the result of fair wear and tear;

(viii)	if all relevant particulars have not been entered in the appropriate log books of the Purchased Aircraft;

(ix)	if maintenance services are performed on the Purchased Aircraft or any part thereof not in accordance with the respective Manuals and Technical Publications;

(x)

if the deterioration, wear, breakage, damage or any other defect is a result of using inadequate packing methods when returning items to Viking or its representatives as contemplated in Section 3(c) of this Converted Aircraft Warranty Policy;

(xi)	if the defect is a result of environmental conditions, exposure, or neglect, including Corrosion;

(xii)	if the defect is a result of improper storage; and/or

(xiii)	if the defect is caused by any Parts Manufacturer Approval (PMA) or STC part not supplied by Viking.

(b)

The warranties in this Converted Aircraft Warranty Policy do not apply to expendable items, the service life or maintenance cycle of which is shorter than the relevant warranty period contemplated within Section 2(c) of this Converted Aircraft Warranty Policy, or to materials or parts subjected to deterioration.

(c)

Except as specifically contemplated in Sections 2(a)(iii), 2(b), 2(c) and 4 of this Converted Aircraft Warranty Policy, Viking and the Selected Conversion Entity shall have no liability or other obligations, and is hereby relieved of any liability, warranty or other obligation, to Purchaser with respect to the Third Party Parts. Purchaser hereby waives all express or implied warranties or conditions, including those of merchantability or fitness or otherwise, and all other liability on the part of Viking and its Affiliates, whether arising hereunder, in law, in tort (including active, passive or imputed negligence) or otherwise in connection therewith.

(d)	FROM AND AFTER THE APPLICABLE CLOSING DATE, THE WARRANTIES, OBLIGATIONS, AND LIABILITIES OF Viking AND SELECTED CONVERSION ENTITY AND THE REMEDIES OF PURCHASER SPECIFIED IN THIS STANDARD LIMITED

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CONVERTED AIRCRAFT WARRANTY POLICY ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, REPRESENTATIONS, GUARANTEES, OBLIGATIONS AND LIABILITIES OF Viking AND SELECTED CONVERSION ENTITY WITH RESPECT TO ANY NON-CONFORMITY, DEFECT OR FAILURE IN AND OR RELATING TO THE PURCHASED AIRCRAFT (OR, WHERE APPLICABLE, THE SPARES AND EQUIPMENT) DELIVERED UNDER THE AGREEMENT, INCLUDING, TO THE FULL EXTENT PERMITTED UNDER APPLICABLE LAW:

(i)	any implied warranty of merchantability or fitness (including fitness for a particular purpose);

(ii)	any implied warranty arising from course of performance, course of dealing or usage of trade; and

(iii)	any obligation, liability, right, remedy or other claim for incidental or consequential damages.

6.	Transfer of Warranties for Purchased Aircraft; Warranty Claimant

(a)

Purchaser, its successor or permitted assign may, from time to time, elect to permit the operator of a Purchased Aircraft to make Airframe warranty-related claims under the Limited Warranties on its behalf, subject to Viking having received and confirmed prior written notice of the same. Notice to Viking of said change to the party permitted to exercise the warranty in the Airframe must be given by Purchaser (or its successor or permitted assign) and must indicate the relevant department or personnel designated as being responsible for making such claims. A claim that is made by a party that had not been confirmed by Viking as the authorized Airframe warranty-related claimant in accordance with this Section 6 may be denied by Viking, at its sole discretion. While only one such (1) warranty claimant may be authorized or otherwise eligible to exercise the right to make an Airframe warranty-related claim at any given time, Purchaser (its successor or permitted assign) may, at any time, reclaim its right to make Airframe warranty-related claims under the Limited Warranties, subject to Viking’s confirmation of Purchaser’s (or its successor’s or permitted assign’s) notice to it to this effect.

(b)

Notwithstanding the transferability of the warranties for Third Party Parts under Section 6(a) of this Converted Aircraft Warranty Policy, transferability of the Hamilton Standard Propeller Warranty, the Avionics Warranty, the P&WC Engine Warranty and the limited warranty for each Third Party STC Part shall be governed by the policy terms of the relevant Third Party Parts’ manufacturer (Hamilton Standard, Avionics Manufacturer, Pratt & Whitney Canada and/or the relevant STC holder, respectively), and as of the date of the Agreement:

(i)

the right to claim the Hamilton Standard Propeller Warranty follows the propellers, whereby a warranty claim may be made by Purchaser or any other party with care, custody and/or control over the propellers of the Purchased Aircraft;

(ii)

the right to claim the Avionics Warranty follows the Purchased Aircraft’s avionics system, whereby a warranty claim may be made by Purchaser or any other party with care, custody and/or control over the avionics system of the Purchased Aircraft;

(iii)

the right to claim the P&WC Engine Warranty follows the engines, whereby a warranty claim may be made by Purchaser or any other party with care, custody and/or control over the engines of the Purchased Aircraft; and

(iv)

the right to claim the warranty in any Third Party STC Part follows said Third Party STC Part, whereby a warranty claim may be made by Purchaser or any other party with care, custody and/or control over the applicable Third Party STC Part .

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Schedule C

Spares and Equipment Warranty Policy

1.	Viking Limited Warranties for the Spares and Equipment

(a)	Subject to the exceptions, conditions and limitations set forth in the Agreement, Viking warrants to Purchaser that, as of the date of delivery of Spares:

(i)	the Spares shall be free from defects in material and/or workmanship; and

(ii)	the Spares shall be free from defects in design, having regard to the state of the art as of the date of such Spares’ original design.

(b)	The limited warranties set out herein apply only to Spares manufactured by Viking.

(c)

Viking shall have no liability or responsibility for any defects in vendor-manufactured Spares, other than provided for in Section 8.2 of Viking’s General Sales Terms & Conditions document (which may be provided by Viking to Purchaser upon request).

(d)

In accordance with Section 8.4 of Viking’s General Sales Terms & Conditions document, in respect of valid warranty claims made under this Spares and Equipment Warranty Policy, the warranty on the relevant Spare shall remain in effect for the earlier of: [***]

(e)

As to each matter covered by this Spares and Equipment Warranty Policy, Viking’s sole obligation and liability is expressly limited to, at Viking’s election, correction by way of repair, replacement or rework of the defective Spare or reimbursement by credit note. Any repaired, replaced or reworked Spare which is the subject of the warranty claim shall then be warranted under the same terms and conditions for the then-unexpired portion of the [***] warranty period.

(f)	In replacing a defective Spare, Viking may supply a repaired or overhauled unit modified to a status identical to, or higher than, the defective unit.

(g)	Viking shall make the repair, replacement or rework, following receipt of the defective Spare, with reasonable care and dispatch.

(h)

Title in any Spare that is returned to Viking under this Spares and Equipment Warranty Policy will at all times remain with Purchaser, except for title to a returned Spare that has been replaced, in which case title shall pass to Viking upon shipment to Viking of the replacement Spare .

(i)

In the event that a Spare returned under a warranty claim is established to be serviceable, then Viking shall be entitled to charge and recover from Purchaser any reasonable costs incurred by Viking, including transportation charge, in connection with such warranty claim. However, in the event that repetitive in-service failure occurs on the particular Spare, which is identified by Viking on a repeated basis to be serviceable, then Viking and Purchaser shall discuss and mutually agree on a course of further action to help identify the problem. In the event that the defect is ultimately confirmed to be a legitimate warranty claim, the above mentioned costs incurred by Viking and charged to Purchaser shall be waived.

(j)

Viking reserves the right to make any necessary corrections or changes in the design, part number or nomenclature of Spares covered by an order, to substitute Spares and to adjust prices accordingly, provided that interchangeability is not affected; Viking shall promptly give Purchaser written notice of corrections, changes, substitutions and consequent price adjustments.

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2.	Purchaser Obligations and Warranty Claims

(a)	The return of Spares will be at Purchaser’s expense, except as provided in Section 8.10(a) of Viking’s General Sales Terms & Conditions document.

(b)

Items returned must only consist of the Spares sold via the Agreement, and all Spares returned to Viking for any reason shall be subject to Viking’s Material Return Authorization procedure in effect at the time of request for return. Any unauthorized returns to Viking will be returned to Purchaser on a collect basis.

(c)

All warranty claims concerning Spares shall be subject to audit and approval by Viking. Accordingly, Viking’s obligations hereunder are subject to the warranty claimant’s submission of a written warranty claim to Viking within the warranty period for the relevant Spare, and in no case later than thirty (30) calendar days of the defect in said Spare becoming apparent, which claim shall include, but not be limited to the following information:

(i)	the identity of the Spare involved, including the part number, serial number if applicable and the quantity claimed to be defective;

(ii)	the manufacturer’s serial number of the Aircraft from which the part was removed (if applicable);

(iii)	the date the claimed defect became apparent to Purchaser;

(iv)	the total flight hours (and cycles, if applicable) accrued on the Spare at the time the claimed defect became apparent to Purchaser; .

(v)	a description of the claimed defect and the circumstances pertaining thereto;

(vi)	the original documentation attached to the Spare; and

(vii)	visual evidence of the defect that is acceptable to Viking (i.e. pictures).

(d)

Viking shall advise Purchaser in writing of Viking’s disposition of each warranty claim, using reasonable efforts to communicate the same within thirty (30) calendar days following the receipt of said claim and the return of the defective Spare by Purchaser, at Purchaser’s cost, to Viking’s designated facility.

(e)	No liability for loss or damage to unauthorized returns will be accepted by Viking for any reason whatsoever.

3.	Exceptions and Exclusions

(a)	Viking has no responsibility under the limited warranties set out in Section 1 of this Spares and Equipment Warranty Policy for:

(i)	normal wear and tear and the need for regular maintenance and overhaul;

(ii)	unapproved modifications or changes;

(iii)	operations, beyond those for which Aircraft in which Spares may be installed have been certified;

(iv)	defect resulting from the misuse of the Spare or its accidental break; and/or

(v)	costs associated with test and overhaul, as may be prescribed in applicable manuals.

(b)	Viking shall be relieved of and shall have no obligation or liability under this Spares and Equipment Warranty Policy if:

(i)

the Spare was not installed, operated or maintained in accordance with the manufacturer’s documentation (including service bulletins and airworthiness directives), unless Purchaser furnishes evidence that is reasonably acceptable to Viking that such installation, operation and/or maintenance was not a cause of the defect;

(ii)	the defect did not become apparent within the [***] warranty period;

(iii)

Purchaser did not report the defect in writing to Viking within the period provided in Section 2(c) of this Spares and Equipment Warranty Policy or return the Spare claimed to be defective to Viking (unless advised by Viking to retain such Spare, pending evaluation of Purchaser’s claim) to Viking’s designated facility; or

(iv)

Purchaser does not submit reasonable proof to Viking, within thirty (30) calendar days after the relevant defect becomes apparent, that the defect is due to a matter covered within this Spares and Equipment Warranty Policy.

(c)

NOTWITHSTANDING THE LIMITED SPARES AND EQUIPMENT WARRNTY POLICY SET FORTH HEREIN, THERE ARE NO OTHER UNDERSTANDINGS, REPRESENTATIONS, CONDITIONS OR WARRANTIES, EXPRESSED OR IMPLIED, BETWEEN Viking, SELECTED CONVERSION ENTITY AND PURCHASER WITH RESPECT TO ANY DEFECT IN THE SPARES.

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 28 of 42

(d)

THE LIMITED SPARES AND EQUIPMENT WARRNTY POLICY PROVIDED HEREIN AND LAAM’S OBLIGATIONS AND LIABILITIES UNDER THOSE TERMS ARE ACCEPTED BY PURCHASER TO BE EXCLUSIVE AND IN LIEU OF, AND PURCHASER HEREBY WAIVES RELEASES AND RENOUNCES, ALL OTHER REMEDIES, WARRANTIES, GUARANTEES, OBLIGATIONS, REPRESENTATIONS OR LIABILITIES, EXPRESSED OR IMPLIED, OF V OR ITS AFFILIATES WITH RESPECT TO DEFECTS IN ANY SPARES, INCLUDING, WITHOUT LIMITATION:

(i)	any implied warranty or condition of merchantability or fitness;

(ii)	any implied warranty or condition arising from course of performance, course of dealing or usage of trade; and

(iii)	any obligation, liability, right, remedy or other claim for incidental or consequential damages.

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 29 of 42

Schedule D

List of Manuals and Technical Publications

[To be inserted]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 30 of 42

Schedule E

Agreement Value, Installment Payments and Wire Instructions

1.	Total Agreement Value

The following table, Table 1, illustrates (i) the Purchase Price of each Purchased Aircraft, (ii) the total price of all Aircraft, in addition to the total price of Spares and Equipment, Ferry Services and/or Training Services that have been purchased (via Schedules K through M, where applicable), under this Agreement. Accordingly, the total amount payable by Purchaser to LAAM under this Agreement is USD $[***].

Table 1

Aircraft	Base Price (USD)		Price for Purchaser Selected Optional Features (USD)	Total Price (USD)
1	$	[***]	—	$	[***]
2	$	[***]	—	$	[***]
3	$	[***]	—	$	[***]
			Total:	$	[***]
4 (Option)	$	[***]	—	$	[***]
5 (Option)	$	[***]	—	$	[***]

For the sake of clarity, in the event that Bridger exercises the option on Aircraft 4 and Aircraft 5, the total contract value will be USD $[***]

2.	Aircraft Payment Instructions

(a)

On or before each of the dates specified within the following table, Table 2, Purchaser shall pay to LAAM the installment payment, which is also referenced therein, against the Purchase Price of each Purchased Aircraft (with each such payment being an “Installment Payment,” whereby the Base Price of each such Aircraft shall simply be referred to as the “Base” and with Purchaser Selected Optional Features and the relevant Target Readiness Dates referred to as “PSOF” and “TRD,” respectively).

(b)

Any deposit that has been received by LAAM from Purchaser prior to the execution of this Agreement by the Parties shall be applied in accordance with Table 1 (with each such deposit being a “Deposit” on the Base Price of the individual Purchased Aircraft); and for the avoidance of doubt, each Deposit shall be applied against the Final installment Payment of the applicable Purchased Aircraft.

(c)

In the event that LAAM fails to deliver AC1, AC2 and/or AC3 in accordance with the schedule set forth in Schedule F with respect to the project timeline and/or Target Readiness Date for reasons other than an Excusable Delay, then Purchaser shall have the right, in its sole and absolute discretion, to hold back any payments due on AC3, AC4 and/or AC5. Notwithstanding the foregoing, upon the delivery of the delayed AC1, AC2 and AC3 (as applicable) to Purchaser, Purchaser shall make the applicable payment due on AC3, AC4 and/or AC5 which had been held back pursuant to this Section 2(c).

Table 2

	Total Price		1st Deposit		2nd Deposit		3rd Payment		Kits Payments	Final Payment
Aircraft 1 (AC1)	[***	]
1. [***] after PA signing			[***	]
2. Within [***] after PA signing					[***	]
3. [***] - [***]% of AC price ([***])							[***	]
4. [***] - total [***]% of AC price • [***] • [***] • [***] • [***] • [***]									To be invoiced (in equal payments) and paid by Purchaser [***], totalling [***]

5. Delivery - [***]% of AC price ([***])*										[***	]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 31 of 42

	Total Price		1st Deposit		2nd Deposit		3rd Payment		Kits Payments	Final Payment
Aircraft 2 (AC2)	[***	]
1. [***]			[***	]
2. Within [***] after PA signing					[***	]
3. [***] - [***]% of AC price ([***])							[***	]
4. [***] - total [***]% of AC price • [***] • [***] • [***] • [***] • [***]									To be invoiced (in equal payments) and paid by Purchase [***], totalling [***]

5. Delivery - [***]% of AC price ([***])*										[***	]

	Total Price		1st Deposit		2nd Deposit		3rd Payment		Kits Payments	Final Payment
Aircraft 3 (AC3)	[***	]
1. [***] after PA signing			[***	]
2. Within [***] after PA signing					[***	]
3. [***] - [***]% of AC price ([***])							[***	]
4. [***] - total [***]% of AC price • ETA to be provided at a later stage									To be invoiced (in equal payments) and paid by Purchaser [***], totalling [***]

5. Delivery - [***]% of AC price ([***])*										[***	]

	Total Price		1st Deposit		2nd Deposit		3rd Payment		Kits Payments	Final Payment
Aircraft 4 (AC4)	[***	]
1. [***] after PA signing			[***	]
2. Within [***] after PA signing					[***	]
3. [***] - [***]% of AC price ([***])							[***	]
4. [***] - total [***]% of AC price • ETA to be provided at a later stage)									To be invoiced (in equal payments) and paid by Purchaser [***], totalling [***]

5. Delivery - [***]% of AC price ([***])*										[***	]

	Total Price		1st Deposit		2nd Deposit		3rd Payment		Kits Payments	Final Payment
Aircraft 5 (AC5)	[***	]
1. [***] after PA signing			[***	]
2. Within [***] after PA signing					[***	]
3. [***] - [***]% of AC price ([***], but not before delivery of AC1 and AC2)							[***	]
4. [***] - total [***]% of AC price • ETA to be provided at a later stage									To be invoiced (in equal payments) and paid by Purchaser [***], totalling [***]

5. Delivery - [***]% of AC price ([***])*										[***	]

*

AC1 and AC2 shall be delivered with CL-215T standard avionics systems and CL-215T standard water tanks. LAAM will, at its expense, retrofit into the aircraft the new avionics systems, and, if applicable, modify AC1 and AC2 to allow a capacity increase from [***] water tank upgrades in or around Nov 2020 and Jan 2021 respectively (for the avoidance of doubt, in the event that [***] water tank upgrade is not applicable for AC1 and AC2, LAAM shall, as a substitute and at its own cost, supply to Purchaser, for each AC1 and AC2, a spray boom assembly on or around Q2 2022). For the avoidance of doubt, AC3, AC4 and AC5 will be delivered with upgraded avionics systems and LAAM shall also use commercially reasonable efforts to deliver AC3, AC4 and AC5 with [***] water tanks.

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 32 of 42

[***]

[***]

[***]

[***]

5.	[***]

Intentionally omitted.

6.	USD Wire Payment Instructions

Each payment required to be made to LAAM by Purchaser pursuant to this Agreement shall be made by wire transfer, to the following account:

Payment to the account of: [***]	Account No.: [***]
[***]	Transit No.: [***]
[***]	Institution No.: [***]
[***]	Swift No.: [***]
[***]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 33 of 42

Schedule F

Purchased Aircraft & Target Readiness Dates

CL-415 EAF	Target Readiness Date

Aircraft 1 (First Purchased Aircraft):	[***]

Aircraft 2 (Second Purchased Aircraft):	[***]

Aircraft 3 (Third Purchased Aircraft):	[***]

Aircraft 4 (Fourth Purchased Aircraft):	[***]

Aircraft 5 (Fifth Purchased Aircraft):	[***]

*	Please refer to notes at Table 2 of Schedule E
**	These Target Readiness Dates shall be enforceable in the event Purchaser exercises its Option (as set forth in Schedule P) by September 30, 2018. [***]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 34 of 42

Schedule G

Purchaser Selected Optional Features

[To be inserted]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 35 of 42

Schedule H

Form of End Use and End User Certification

I,                      (name and title), for Bridger Air Tanker, LLC, a corporation existing under the laws of Country/Territory, having its registered office located at                       (address), on                      (date) certify that I am authorized to legally bind Purchaser’s Corporate Name and that the below representations are true and accurate:

1)

Purchaser’s Corporate Name has purchased number (#) Viking CL-415 EAF Aircraft, manufactured in accordance with the relevant Aircraft Specifications and, if and where applicable, supplemented to include Purchaser Selected Optional Features and/or Spares and Equipment (collectively being the “Goods”), from Longview Aviation Asset Management, a corporation existing under the laws of Canada and having its offices at 110-1962 Canso Road, North Saanich, British Columbia, Canada;

2)	Purchasers Corporate Name intends to use the Goods for the following purpose(s):

3)

Purchaser’s Corporate Name will not transfer, via a re-sale Agreement or any other Agreement, or transship to any country or otherwise dispose of the Goods in any country contrary to any. United States export law and/or regulation, or the Applicable Laws of Canada or any other country, and Purchaser’s Corporate Name (or Purchaser’s assigned operator, Operator’s Corporate Name) intends to use the Goods in Country/Territory;

4)	Purchaser’s Corporate Name additionally acknowledges that the diversion and/or transfer of the Goods is strictly prohibited to any:

(a)	Prohibited Party;

(b)	Prohibited Destination; or

(c)	Prohibited End Use.

5)	For the purposes of this End Use and End User Certification, the following definitions shall apply:

“Prohibited Party” means (i) any individual and/or entity listed on, or any entity that is 50% or more owned by any individual or entity listed on, the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the U.S. Department of the Treasury Office of Foreign Assets Control (OFAC) or (ii) any other party when an export license or other specific authorization is needed to provide the Goods to that party and no such export authorization has been obtained .

“Prohibited Destination” means any country for which an export license or other specific authorization is needed and no such export authorization has been obtained.

“Prohibited End Use” means any unauthorized use, which may include without limitation: (i) use in furtherance of the proliferation of nuclear, biological and/or chemical weaponry and/or (ii) use for a military or defense purpose.

For and on Behalf of Bridger Air Tanker, LLC:

Name:
Title:

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 36 of 42

Schedule I

Form of Certificate of Acceptance

To: Longview Aviation Asset Management (“LAAM”)

The undersigned acknowledges that it has received from LAAM and has accepted, for and on behalf of Bridger Air Tanker, LLC (“Purchaser”), at Sidney, British Columbia, Canada ONE (1) Viking CL-415 EAF, Manufacturer’s Serial No. [●], in accordance with the parties’ Aircraft Purchase Agreement, dated the [●] (Contract No.: [●]), between LAAM and Purchaser.

Dated                      (date).

For and on Behalf of Bridger Air Tanker, LLC:

Name:
Title:

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 37 of 42

Schedule J

Form of Bill of Sale

Pursuant to the parties’ Aircraft Purchase Agreement, Contract No.: [●] (the “Purchase Agreement”), made between Longview Aviation Asset Management (“LAAM”), a corporation the principal address of which is 110-1962 Canso Road, North Saanich, British Columbia, Canada and Purchaser’s Corporate Name (“Purchaser”), a Country/Territory corporation, the principal address of which is Address, for the good and valuable consideration described in the Purchase Agreement (the receipt and sufficiency of which are hereby acknowledged), LAAM does hereby sell and assign to Purchaser the following described property (together with all improvements and other equipment thereon and the Manuals and Technical Publications more particularly described in the Purchase Agreement), in each case free and clear of all third party liens, except any and all third party liens created by or through Purchaser or its successors and permitted assigns or their respective Affiliates:

Aircraft Conversion Entity:	[●]
Aircraft Model:	Viking CL-415 Enhanced Aerial Firefighter
Aircraft Variant:	CL-215-6Bll (CL-215T Variant)
Aircraft Serial Number:	[●]
Engine Manufacturer:	Pratt & Whitney Canada
Engine Type:	PW123AF
Engine Serial Numbers:	[●]

TO HAVE AND TO HOLD such property to Purchaser, its successors and permitted assigns, to its and their own use forever. The interest of LAAM in such property, and the interest transferred by this Bill of Sale, is that of absolute legal and beneficial title and ownership.

This Bill of Sale shall be governed by the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein.

Notwithstanding anything to the contrary contained in this Bill of Sale, in the event of any conflict between the terms of this Bill of Sale and the terms of the Purchase Agreement, the terms of the Purchase Agreement will control.

IN WITNESS WHEREOF, LAAM has executed this Bill of Sale as of                      (date).

Longview Aviation Asset Management

Name:
Title:

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 38 of 42

Schedule K

Spares and Equipment Agreement

(Intentionally omitted)

Schedule L

Ferry Services Agreement

(Intentionally omitted)

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 39 of 42

Schedule M

Training Services Agreement

Utilizing the Purchaser’s Aircraft LAAM shall provide (or cause Viking, Pacific Sky or the Selected Conversion Entity to provide) [***] per Purchased Aircraft at no additional cost.

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Schedule N

Guarantee of Purchaser’s Obligations by a Guarantor

(Intentionally omitted)

Schedule O

Extended Airframe Warranty Terms

(Intentionally omitted)

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 41 of 42

[***]

Contract No.: BRIDGER AIR TANKER-OCT 2017-CL415EAF-3AC_2OP(SL) Confidential Page 42 of 42